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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2015 (except for the last two paragraphs of Note 18, as to which the date is June 17, 2015 and Note 17, as to which the date is June 24, 2015), in the Registration Statement (Form S-1) and related Prospectus of Teladoc, Inc. for the registration of shares of its common stock.

                                                                                             /s/ Ernst & Young LLP

New York, New York
June 24, 2015

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm